As filed with the Securities and Exchange Commission on April 23, 1999

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------


                             RARE MEDIUM GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                     23-2368845
    -------------------------------                     -------------------
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)


                         44 West 18th Street, 6th Floor
                            New York, New York 10011
                                 (212) 634-6950
          -------------------------------------------------------------
          (Address and telephone number of Principal Executive Offices)


              Rare Medium Group, Inc. 1998 Long-Term Incentive Plan
              -----------------------------------------------------
                            (Full title of the Plan)


              Stock Option Agreement dated April 15, 1998 between
                         Registrant and Glenn S. Meyers
              ---------------------------------------------------
                            (Full title of the Plan)


                             Richard P. Jaffe, Esq.
                   Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                               1735 Market Street
                           Philadelphia PA 19103-7598
                                 (215) 994-1046
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
Title of Securities       Amount to be             Proposed Maximum             Proposed Maximum              Amount of
 to be Registered          Registered         Offering Price Per Share(2)  Aggregate Offering Price(3)    Registration Fee(3)
-----------------------------------------------------------------------------------------------------------------------------
   Common Stock,
  par value $.01        8,000,000 shares(1)             $9.59375                    $76,750,000                $21,337.00
-----------------------------------------------------------------------------------------------------------------------------
   Common Stock,
  par value $.01        2,000,000 shares(2)             $9.59375                    $19,187,500                $ 5,335.00
-----------------------------------------------------------------------------------------------------------------------------
   Total               10,000,000 shares                                                                       $26,672.00
-----------------------------------------------------------------------------------------------------------------------------

(1) There are registered hereby 8,000,000 shares of Common Stock of Rare Medium Group, Inc., formerly known as ICC Technologies, Inc. (the "Company"), issuable pursuant to the Rare Medium Group, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan"). There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the adjustment provisions of the 1998 Plan.

(2) There are also registered hereby 2,000,000 shares of Common Stock of the Company issuable pursuant to that certain Stock Option Agreement dated April 15, 1998, between the Company and Glenn S. Meyers (the "Meyers Option"). There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the adjustment provisions of the Meyers Option.

(3) Estimated solely for purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the common stock on April 20, 1999, as reported on the Nasdaq National Market.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The documents listed below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 1998.

     (b) All other reports filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1998, including the following:

          (i) Current Report on Form 8-K dated December 31, 1998 in connection with the Rare Medium, Inc. Noteholder Exchange;

          (ii) Current Report Form 8-K dated January 28, 1999 in connection with the private placement of the Company's convertible debentures with warrants; and

          (iii) Definitive Proxy Statement dated February 17, 1999 in connection with the Company's Special Meeting of Stockholders held on March 16, 1999.

     (c) The description of the Common Stock of the Company is incorporated by reference to the Company's Registration Statement on Form 10 filed with the Commission on September 16, 1985 (Commission File No. 0-13865).

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company's Certificate of Incorporation contains a provision which limits the personal liability of directors to the Company or the stockholders for monetary damages for breach of fiduciary duty. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for a breach of fiduciary duty as a director except for liabilities (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for an unlawful dividend payment or an unlawful repurchase or redemption of stock, or
(iv) for any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation also provides that the Company will indemnify and pay legal expenses and damages incurred by officers and directors in any legal action arising from their actions as agents of the Company as long as the officer or director had acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Nothing in these provisions eliminates a director's fiduciary duty to act with care, nor do they preclude a stockholder from pursuing injunctive or other equitable remedies.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits Required by Item 601 of Regulation S-K

The following table sets forth those exhibits filed pursuant to Item 601 of Regulation S-K:

      Exhibit      Description
      -------      -----------
        4(a)       Articles of Incorporation and Bylaws.(1)
        4(b)       Amendment to Articles of Incorporation changing name to
                   ICC Technologies, Inc.(2)
        4(c)       Amendment to Articles of Incorporation changing name to
                   Rare Medium Group, Inc.(3)
        4(d)       Rare Medium Group, Inc. 1998 Long-Term Incentive Plan.
        4(e)       Form of Stock Option Agreement dated April 15, 1998 by and between ICC Technologies, Inc. and Glenn S. Meyers.

----------
(1) Incorporated by reference from the Company's Form 10 filed on September 16, 1985 (Commission File No. 0-13865).

(2) Incorporated by reference from the Company's 8-K filed on June 12, 1990 (Commission File No. 0-13865).

(3) Incorporated by reference from the Company's Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999.

      Exhibit      Description
      -------      -----------
       5           Opinion of Mesirov Gelman Jaffe Cramer & Jamieson, LLP
      23(a)        Consent of KPMG, LLP
      23(b)        Consent of PricewaterhouseCoopers  LLP
      23(c)        Consent of Mesirov Gelman Jaffe Cramer & Jamieson, LLP.
                   See Exhibit 5.
      24           Power of Attorney (set forth on signature page hereto)

Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of April, 1999.

                                 RARE MEDIUM GROUP, INC.


                                 By: /s/ Glenn S. Meyers
                                     ------------------------------------------
                                     Glenn S. Meyers, Chairman of the Board and
                                     President (Chief Executive Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Glenn S. Meyers and John S. Gross, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                               Date
---------                                 -----                               ----
/s/ Glenn S. Meyers               Chairman of the Board and               April 23, 1999
------------------------          President (Chief Executive Officer)
Glenn S. Meyers


                       (signatures continued on next page)


Signature                                 Title                               Date
---------                                 -----                               ----
/s/ John S. Gross                 Senior Vice President, Chief            April 23, 1999
------------------------          Financial Officer, Treasurer and
John S. Gross                     Assistant Secretary (Principal
                                  Financial and Accounting Officer)


/s/ Jeffrey M. Killeen            Director                                April 23, 1999
------------------------
Jeffrey M. Killeen


/s/ Richard T. Liebhaber          Director                                April 23, 1999
------------------------
Richard T. Liebhaber


/s/ Steven Winograd               Director                                April 23, 1999
------------------------
Steven Winograd

                                  EXHIBIT INDEX

Exhibit        Description                                                  Page
-------        -----------                                                  ----
  4(a)         Articles of Incorporation and Bylaws.(1)
  4(b)         Amendment to Articles of Incorporation changing name to
               ICC Technologies, Inc.(2)
  4(c)         Amendment to Articles of Incorporation changing name to
               Rare Medium Group, Inc.(3)
  4(d)         Rare Medium Group, Inc. 1998 Long-Term Incentive Plan.
  4(e)         Form of Stock Option Agreement dated April 15, 1998 by and between ICC Technologies, Inc. and Glenn S. Meyers.
  5            Opinion of Mesirov Gelman Jaffe Cramer & Jamieson, LLP
 23(a)         Consent of KPMG, LLP
 23(b)         Consent of PricewaterhouseCoopers  LLP
 23(c)         Consent of Mesirov Gelman Jaffe Cramer & Jamieson, LLP.
               See Exhibit 5.
 24            Power of Attorney (set forth on signature page hereto)

----------
(1) Incorporated by reference from the Company's Form 10 filed on September 16, 1985 (Commission File No. 0-13865).

(2) Incorporated by reference from the Company's 8-K filed on June 12, 1990 (Commission File No. 0-13865).

(3) Incorporated by reference from the Company's Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999.